                                  EXHIBIT T3B-2

                                     BYLAWS
                                       OF
                                  AVIANCA, INC.

FIRST AMENDED AND RESTATED BY-LAWS OF AVIANCA, INC.

ARTICLE I - OFFICES

      The office of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

ARTICLE II - MEETING OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

      The annual meeting of the shareholders of the Corporation shall be held within three months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETING:

      Special meetings of the shareholders may be called for any purpose, including but not limited to for the purpose of electing, removing or replacing directors, at any time by the Board of Directors or by the General Manager, and shall be called by the General Manager or the Secretary at the written request of the holders of ten percent (10%) of the share then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the New York Business Corporation Law. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting. If, for a period of one month after the date fixed for the annual meeting of shareholders, or if no date has been so fixed, for a period of thirteen months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the Corporation, the Board of Directors, shall call a special meeting of the shareholders for the election of directors. If such special meeting is not called by the Board of Directors within two weeks after the expiration of such period, or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The Secretary of the Corporation, upon receiving the written demand, shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the office of the Corporation. At any such special meeting called on demand of shareholders, notwithstanding Article II, Section 5, of these By-Laws, the shareholders attending, in person or by proxy, and entitled to vote in an election of directors, shall constitute a quorum for purpose of election directors, but not for the transaction of any other business.

SECTION 3 - PLACE OF MEETINGS:

      All meeting of shareholders shall be held a the principal office of the Corporation, or at such other places within or without the State of New York, including outside of the United States, as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4 - NOTICE OF MEETINGS:

      (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten nor more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving the notice may be required by law. Notice of any meeting of shareholders may be written or electronic. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instruction.

      (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Waiver of notice may be written or electronic. If written the waiver must be executed by the shareholder or the shareholder's authorized officer, director, employee or agent, by signing such waiver by any reasonable means, including facsimile signature. If electronic, the transmission of waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      (c) Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice thereof.

SECTION 5 - QUORUM:

      (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendment thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meeting of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. Participation of any one or more shareholder by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time shall constitute presence in person at such meeting. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

      (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

SECTION 6 - VOTING:

      (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

      (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

      (c) Each shareholder entitled to vote or to express consent or dissent without a meeting may do so by proxy. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

      (d) Whenever shareholders are required or permitted to take action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon. Such action by written consent shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such written consent so signed shall be inserted in the Minute Book of the Corporation under its proper date.

ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE:

      (a) The business and the property of the Corporation shall be managed and controlled by the Board of Directors, which shall consist of not less than three (3) or more than five (5) persons and which number shall be subject to change from time to time by amendment of these By-Laws.

      (b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders or residents of the State of New York, shall be elected by a majority of the votes cast at the annual meeting of shareholders, by the holders of shares entitled to vote in the election.

      (c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

SECTION 2 - DUTIES AND POWERS:

      The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

SECTION 3 - ANNUAL AND REGULAR MEETINGS; NOTICE:

      (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholder.

      (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

      (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

SECTION 4 - SPECIAL MEETINGS; NOTICE:

      (a) Special meeting of the Board of Directors shall be held whenever called by the General Manager or by one of the directors, at such time and place within or without the State of New York as may be specified in the respective notices or waiver of notice thereof.

      (b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to each director at such place by facsimile, or shall be delivered to each director personally or transmitted to each director electronically, not later than the day before the day on which the meeting is to be held. If transmitted electronically, such notice is given when directed to the director's electronic mail address as supplied by the director to the Secretary of the Corporation or as otherwise directed pursuant to the director's authorization or instruction. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

      (c) Notice of any special meetings shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a waiver of notice, whether before or after the meeting. Waiver of notice may be written or electronic. If written the waiver must be executed by the director by signing such waiver by any reasonable means, including facsimile signature. If electronic, the transmission of waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the director. Notice of any adjourned meeting shall not be required to be given.

SECTION 5 - CHAIRMAN

      At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the General Manager shall preside, and in his absence, a Chairman chosen by the directors shall preside.

SECTION 6 - QUORUM AND ADJOURNMENTS:

      (a) At all meeting of the Board of Directors, the presence of a majority of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

      (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION 7 - MANNER OF ACTING:

      (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, in any, which he may hold.

      (b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same has been passed by unanimous vote at a duly called meeting of the Board.

SECTION 8 - VACANCIES:

      Any vacancy in the Board of Directors occurring by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act, of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders or until his successor shall have been duly elected and qualified.

SECTION 9 - RESIGNATION:

      Any director may resign at any time by giving written notice to the Board of Directors, the General Manager or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10 - REMOVAL:

      Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose or by written consent of the shareholders, and may be removed for cause by action of the Board.

SECTION 11 - SALARY:

      No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 12 - CONTRACTS:

      (a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

      (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

SECTION 13 - COMMITTEES:

      The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. At all meetings of a committee, the presence of all members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by said resolution or by these By-Laws. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

      (a) The officers of the Corporation shall consist of a General Manager, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Managers, as the Board of Directors may from time to time deem advisable. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person except (unless otherwise provided by statute) the offices of General Manager and Secretary.

      (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

      (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, and until his death, resignation or removal.

SECTION 2 - RESIGNATION:

      Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the General Manager or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL:

      Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

SECTION 4 - VACANCIES:

      A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5 - DUTIES OF OFFICERS:

      (a) Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors.

      (b) The General Manager shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      (c) The Manager, if any, or if there shall be more than one, the Managers in the order determined by the Board of Directors, shall, in the absence or disability of the General Manager, perform the duties and exercise the powers of the General Manager and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      (d) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or General Manager, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      (e) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the General Manager and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6 - SURETIES AND BONDS:

      In case the Board of Directors shall so require, any officers, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION 7 - SHARES OF OTHER CORPORATIONS:

      Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the General Manager, any Manager, or such other person as the Board of Directors may authorize.

ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

      (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the General Manager or a Manager, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

      (b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

      (c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder of exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

SECTION 2 - LOST OR DESTROYED CERTIFICATES:

      The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 3 - TRANSFERS OF SHARES:

      (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered there with, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

      (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4 - RECORD DATE:

      In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

      Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII - FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

      The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

SECTION 1 - BY SHAREHOLDERS:

      All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

SECTION 2 - BY DIRECTORS:

      The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors; there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X - INDEMNIFICATION

      The Corporation shall, to the full extent permitted by law, indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any kind, domestic or foreign, in any capacity at the request of the Corporation.

      IN WITNESS WHEREOF, the undersigned have executed this written consent as of this ______ day of _____________, 2____.

                                        SOLE SHAREHOLDER:

                                        AVIANCA, S.A.

                                        ________________________________________
                                        ***

                                        Its Authorized Representative

                                        DIRECTORS:

                                        ________________________________________
                                        ***

                                        ________________________________________
                                        ***

                                        ________________________________________
                                        ***